UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

September 4, 2008

______________________

TRESTLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 4198 Newport Beach, California	92661
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (949) 903-0468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an OffBalance Sheet Arrangement of a Registrant

On September 8, 2008, Trestle Holdings, Inc., a Delaware corporation (“Company”), entered into a Revolving Promissory Note (the “Note”) with MKM Opportunity Master Fund, Ltd (“MKM”).  Under the terms of the Note, MKM agreed to advance to the Company, from time to time and at the request of the Company, amounts up to an aggregate of $100,000 until March 31, 2009.  All advances shall be paid on or before March 31, 2009 and interest shall accrue from the date of any advances on any principal amount withdrawn, and on accrued and unpaid interest thereon, at the rate of six percent (6%) per annum, compounded annually. A copy of the Note is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 4, 2008, David Weiner resigned as Chairman of the Board of Trestle Holdings, Inc.

On September 8, 2008, we appointed David Skirloff to the Company’s Board of Directors and elected him Chairman of the Board to fill the vacancies created upon the resignation of Mr. Weiner.

David Skriloff

David Skriloff is Portfolio Manager of MKM Capital Opportunity Fund Ltd.  Previously, he was a managing director at Vision Capital Advisors, LLC, a position he has held since January 2006. Prior to Vision, Mr. Skriloff was a managing director at Duncan Capital, from January 2004 to December 2005. Before Duncan, Mr. Skriloff was EVP of Business Development for Millivision, Inc. from September 2001 to December 2003. Mr. Skriloff earned a BS in Electrical Engineering from Carnegie-Mellon University in 1987 and an MBA from NYU in 1992.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number                                Description

10.1	Revolving Promissory Note dated September 8, 2008 by and among Trestle Holdings, Inc. and MKM Opportunity Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRESTLE HOLDINGS, INC.

Date: September 8, 2008	By:	/s/ ERIC STOPPENHAGEN
Eric Stoppenhagen
Title: Interim President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Revolving Promissory Note dated September 8, 2008 by and among Trestle Holdings, Inc. and MKM Opportunity Master Fund, Ltd.